                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2006
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                                 WHX CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                  1-2394                    13-3768097
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(State or other jurisdiction       (Commission               (IRS Employer
 of incorporation)                 File Number)              Identification No.)

               555 Theodore Fremd Avenue
                  Rye, New York                                 10580
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    (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (914) 925-4413
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL  STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On December 6, 2006, the Audit Committee of the Board of Directors (the
"Audit Committee") of WHX Corporation (the "Company")  concluded for the matters described below that its previously issued financial  statements covering fiscal year 2003 and prior years,  as well as the quarters  ended March 31, 2004,  June
30, 2004 and  September  30, 2004,  should no longer be relied  upon.  The Audit
Committee   has   discussed   with   the   Company's   independent   accountant,
PricewaterhouseCoopers LLP, the matters described below.

FINANCIAL STATEMENTS COVERING FISCAL 2003

         As part of its  filing  of its 2005  Annual  Report on Form  10-K,  the
Company has restated its 2003 and prior years'  financial  statements to correct
its  accounting  for  goodwill   impairment,   certain  tax  matters  and  other
corrections,  including its  accounting  for  derivative  financial  instruments
(specifically  futures contracts on precious metals),  and its accounting for an executive  life  insurance  program,  as well  as its  reporting  of  investment borrowing transactions in its 2003 statement of cash flows.

GOODWILL IMPAIRMENT

         In fiscal 2003 the Company  previously  recorded a goodwill  impairment charge  of  $89.0  million  relating  to  several  of its  reporting  units.  In connection  with the preparation of its 2004 financial  statements,  the Company identified several errors in its assessment of goodwill impairment  resulting in the  need to  restate  its  2002 and  2003  consolidated  financial  statements, including:  (1) the  reallocation  of  goodwill,  upon the date of  adoption  of
Statement of Financial  Accounting  Standards  ("SFAS") 142, "Goodwill and Other
Intangible Assets", to the applicable  reporting units of the Company based on a more reasonable and supportable  methodology;  (2)  identification of additional reporting units not previously  considered;  (3) use of different discount rates that more  appropriately  considered  the different  risks  associated  with the individual  reporting  units  rather than the  overall  consolidated  rate;  (4)
identification of certain intangible assets that were not previously  considered in determining the implied  goodwill as of the assessment date; and (5) use of a growth rate in  determining  the terminal value of a reporting  unit,  which the
Company did not consider in its original  valuations.  The effect of  correcting these errors was to reduce the goodwill  impairment charge, loss from continuing operations  and net loss by $21.7 million for the year ended  December 31, 2003.
An  adjustment  to increase  opening  accumulated  deficit by $15.8  million was recorded in 2003 to record the effects of  corrections  to  previously  reported goodwill impairments.

         Although  not part of this  restatement,  the  Company  believes  it is important to note that an additional goodwill impairment charge of $79.8 million was recorded for the year ended December 31, 2004.

TAX MATTERS

         As of December 31, 2002,  the Company had included  $5.3 million in its deferred tax assets  related to the recording of an additional  minimum  pension liability.  As of  December  31,  2003,  the  Company  established  a  valuation allowance for all deferred tax assets,  and incorrectly  charged $5.3 million to other comprehensive loss for the valuation allowance related to the deferred tax asset  associated with the minimum pension  liability.  The Company now believes that in  accordance  with the  provisions  of SFAS 109,  "Accounting  for Income
Taxes",  the charge to other  comprehensive  loss  should  have been a charge to income tax  expense.  Accordingly,  the net loss for 2003 has been  increased by
$5.3 million and accumulated other comprehensive loss and accumulated deficit as of  December  31,  2003  were  decreased  and  increased  by  the  same  amount, respectively.

         As a result of the Company's  review of deferred taxes,  federal taxes, state taxes payable and tax reserves  (federal and state),  certain  errors were identified related to 2003 and prior periods. The effect of these errors on 2003 is an increase  in tax  expense of $12.0  million,  including  the $5.3  million adjustment to comprehensive  loss discussed above. The Company had established a valuation  allowance against its net deferred tax asset as of December 31, 2003.
As part of the 2003 restatement,  the Company increased its valuation  allowance to reflect $1.1 million of deferred tax  liabilities  that cannot be  considered
when   assessing   the   realizability   of  deferred   tax  assets  in  certain
jurisdictions.  These  deferred tax  liabilities  primarily  relate to temporary differences for the tax amortization of  tax-deductible  goodwill.  In addition, the Company  increased  its valuation  allowance by $4.6 million for  additional federal  deferred tax assets that were recorded as part of the  restatement  for
2002 and prior  periods,  but required a valuation  allowance as of December 31,
2003. The Company also increased its valuation allowance to reflect $0.6 million and $0.1 million of state and foreign  deferred tax  liabilities,  respectively, that it had  inappropriately  netted against federal  deferred tax assets in its previously issued 2003 financial statements.  The balance of the restatement for
2003 tax matters relates primarily to state tax issues.

         Deferred  taxes  relating to hedge  accounting  and  related  inventory accounts, and the executive life restatement were also recorded and are included
in  the  adjustments   discussed  above.  The  goodwill  restatement  items  are
non-deductible and accordingly have no impact on tax matters.

         As of December 31, 2003,  tax  restatement  matters  resulted in a $3.0 million decrease to accrued liabilities, a $1.9 million increase to net deferred tax liabilities, a $5.3 million decrease to other comprehensive loss, and a $1.7 million decrease to goodwill.  The reduction in accrued liabilities includes the reversal of a $1.7 million tax reserve  attributable  to Handy & Harman prior to its acquisition by the Company. The reversal of this reserve reduced goodwill by the same amount. Additionally, an adjustment to decrease accumulated deficit was recorded at January 1, 2003 for a tax benefit of $6.3 million for corrections to periods prior to 2003.

INVESTMENT BORROWINGS

         During  fiscal  2003 and 2002,  the Company  frequently  traded in U.S.
Treasury  securities  which were  classified as short-term  investments and were
considered   trading   securities  under  SFAS  115,   "Accounting  for  Certain
Investments in Debt and Equity  Securities".  Accordingly,  the Company recorded the  activity in these  trading  investments  as  operating  cash  flows.  As of
December 31, 2002, the Company had  short-term  margin  borrowings,  aggregating
$107.9 million,  which were borrowed to fund these short-term  investments.  The
Company has determined that it incorrectly  recorded  changes in such borrowings as cash flows from operating  activities when such  borrowings  should have been reported as cash flows from  financing  activities in  accordance  with SFAS 95,
"Statement of Cash Flows".

                                       2

         The effect of  correcting  these errors in 2003 was an increase in cash flows  provided by operating  activities of $107.9  million,  and an increase in cash flows used in financing  activities for the same amount.  This  restatement had no effect on the 2003 net change in cash for the period.

OTHER CORRECTIONS

         HEDGE ACCOUNTING/INVENTORY

         In order to produce  certain of its  products,  the Company  purchases, maintains and utilizes precious metals inventory. The Company maintains policies consistent with economically hedging its precious metals inventory against price fluctuations.  Hedge  accounting  under  SFAS 133,  "Accounting  for  Derivative
Instruments and Hedging Activities",  requires contemporaneous  documentation at the inception of the applicable hedging  relationship,  including the method for assessing the hedging instrument's effectiveness as well as the method that will be  used to  measure  hedge  ineffectiveness.  The  Company  did  not  meet  the documentation  criteria  necessary to apply hedge accounting.  Accordingly,  the
Company has restated its financial  statements to mark to market the  derivative instruments  related to precious  metals.  Such mark to market  adjustments  are recorded in current period  earnings as other income or expense in the Company's consolidated statement of operations.  In addition, the Company has restated its financial  statements  to record  its  precious  metal  inventory  at LIFO cost, subject to lower of cost or market with any adjustments recorded through cost of goods sold.  The  correction of this error results in an increase to fiscal 2003 cost of goods sold of $0.3  million  and other  expense of $0.2  million  for an aggregate  increase  to loss from  continuing  operations  before  taxes of $0.5 million.

         There is no impact on the 2003 balance sheet as all precious  metal and hedges were liquidated during 2003.  However,  as of December 31, 2002 inventory was reduced by $5.8 million,  other current assets increased by $0.5 million and accounts  payable  decreased by $5.8  million.  Accordingly,  these 2002 balance sheet  changes  resulted in  equivalent  changes in the 2003  statement  of cash flows.

         An adjustment to decrease opening  accumulated  deficit by $0.5 million was recorded in 2003 for the effects of errors prior to 2003.

         LIFE INSURANCE ACCRUAL

         The Company has an Executive  Post-Retirement  Life  Insurance  Program
which provides for life insurance  benefits for certain Company  executives upon their  retirement.  The  insurance  premium is paid by the Company.  The Company accounted  for the cost of this program  since its inception in 1998 on a pay as you go basis and did not follow the guidance as required by SFAS 106 "Employers'
Accounting for  Post-Retirement  Benefits Other Than Pensions."  Under SFAS 106,
the Company is required to recognize in its financial  statements an annual cost and benefit  obligation  related to estimated future benefit payments to be made to its current  and retired  executives.  Accordingly,  the Company  recorded an increase to the 2003 opening accumulated deficit of $0.7 million for the effects of errors prior to 2003 and a decrease in  operating  expenses in the year ended
December 31, 2003 of $0.1 million to reflect a partial  curtailment with respect to this plan.

                                       3

THE FINANCIAL  STATEMENTS  COVERING THE QUARTERS ENDED MARCH 31, 2004,  JUNE 30,
2004 AND SEPTEMBER 30, 2004

         The  Company  is  also  restating  its  previously   issued   unaudited
consolidated  financial  statements for the quarters ended March 31, 2004,  June
30,  2004 and  September  30,  2004 (the  "Quarter  Restatement").  The  Quarter
Restatement will be given full effect in the financial statements to be included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31,
2005,  June 30, 2005 and September 30, 2005, when they are filed. In addition to the details of the corrections  described above, the 2004 quarters ended June 30 and  September 30 have been  corrected  for an error in the timing of and amount recognized with respect to certain  long-lived assets impairments under SFAS No.
144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

MATERIAL WEAKNESSES

         The  Company has  reported in its 2005 Annual  Report on Form 10-K that there are material  weaknesses  for the fiscal years ended December 31, 2004 and
2005,  which continued  through  December 2006 with respect to its controls over the accounting for goodwill impairment,  income taxes, environmental remediation liability  reserves,  impairment of long-lived  assets,  derivatives and hedging activity, and investment borrowings.

                                       4

                                   SIGNATURES

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 27, 2006                     WHX CORPORATION

                                             By: /s/ Robert K. Hynes
                                                 -------------------------------
                                                 Robert K. Hynes
                                                 Chief Financial Officer